UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2019 (March 8, 2019)
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EXICURE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	000-55764	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8045 Lamon Avenue
Suite 410
Skokie, IL 60077
(Address of principal executive offices)
Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

On March 8, 2019, Exicure, Inc. (the “Company”) entered into Amendment No. 4 (the “Amendment”) to the Loan and Security Agreement dated February 17, 2016 with Hercules Capital Inc., (“Hercules”) as administrative agent, and the Lenders from time to time party thereto (as amended, the “Loan Agreement”), which provided the Company with a term loan of six million dollars ($6,000,000).

The Amendment extended the maturity date of the term loan by six months, to March 1, 2020 (the “Term Loan Maturity Date”). The Amendment also provides that, instead of an end of term payment equal to three and eighty-five hundredths percent (3.85%) of the aggregate original principal amount of all Term Loan Advances extended Hercules, Exicure will now be required to pay fees of $231,000 and $100,000 on September 1, 2019 and the Term Loan Maturity Date, respectively, unless such fees become due earlier in accordance with the terms of the Loan and Security Agreement, as amended. In connection with the execution of the Amendment, the Company paid a $50,000 non-refundable fee to Hercules.

The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit No.	Description
10.1	Amendment No. 4 to Loan and Security Agreement dated as of March 8, 2019 by and between the Company and Hercules.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2019	EXICURE, INC.

	By:	/s/ David A. Giljohann, Ph.D.
	Name:	David A. Giljohann, Ph.D.
	Title:	Chief Executive Officer